Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, who is carrying out the functions of chief financial officer for Brookfield Property Partners L.P. (the “Partnership”) pursuant to an Amended and Restated Master Services Agreement, dated March 3, 2015, among Brookfield Asset Management Inc., the Partnership, Brookfield Property L.P., and certain other parties thereto, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, as filed with the Securities and Exchange Commission on the date hereof, (i) the annual report of the Partnership on Form 20-F for the fiscal year ended December 31, 2016 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Annual Report fairly presents in all material respects the financial condition and results of operations of the Partnership.

Dated: March 9, 2017

/s/ Bryan K. Davis
Bryan K. Davis
Chief Financial Officer, Brookfield Property Group LLC